UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. Entry Material Definitive Agreement.

On January 17, 2019, Progreen and its two Baja California joint ventures, ProCon Baja JV and Contel. entered into an Exclusive Real Estate Broker/Agent Agreement (“Agreement”) with EXIT Southeast’s Marketing Group, Southeast Ventures LLC, Nashville, Tennessee, for marketing the properties developed in the Company’s Cielo Mar project. Services under this Agreement will begin after the due diligence period by both parties and will be effective March 1, 2019 for a five-year period when the marketing structure is complete. EXIT Southeast’s team will create a strategic marketing plan, to initiate pre-sales for the Cielo Mar Resort development through its IDX Platform, print media, social media, radio/tv broadcast, database networking with buyer/investors of its licensed real estate agents to campaign a launch of Cielo Mar Resort and membership sales, connecting buyers that long for a high quality, affordable vacation destination within close proximity to the US and Canada. We will utilize our targeted marketing franchise through the direction of EXIT Realty Corp International.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.84	Exclusive Real Estate Broker/Agent Agreement, dated January 17, 2019, between the Company and EXIT Southeast/Southeast Ventures LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: January 24, 2019	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer